                                                                     EXHIBIT 4.3


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS, OF IF IN THE OPINION OF COUNSEL TO THE COMPANY AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                         SYLVAN LEARNING SYSTEMS, INC.
                      1997 SYLVAN TECHNOLOGY CENTER (STC)
                               STOCK OPTION PLAN

                                OPTION AGREEMENT
                                ----------------

                      FOR THE  PURCHASE OF COMMON STOCK OF
                         SYLVAN LEARNING SYSTEMS, INC.


                                  Expiring on
                            (as hereinafter defined)

-------------------------------------------------------------------------------

Optionholder:                                               Option Number:

Total Number of Shares Covered by this Option Agreement:          Shares *

Exercise Dates and Amounts:
        1/st/ Installment:              , 199                         Shares *
        2/nd/ Installment:              , 199                         Shares *
        3/rd/ Installment:              , 200                         Shares *

                                     TOTAL:                           Shares

(*) Subject to adjustment as provided in Section 6 hereof.

-------------------------------------------------------------------------------


      THIS CERTIFIES THAT, for value received, _______ (the "Optionholder") is entitled to purchase, in the aggregate, from Sylvan Learning Systems, Inc., a Maryland corporation (the ACompany@), at any time on or before the Expiration Date, _______ ( ) shares of Common Stock, $.01 par value, of the Company, subject to adjustment as provided in Section 3 hereof, at the Purchase Price (as hereinafter defined) in lawful money of the United States of America, subject to the provisions, limitations and restrictions of Sections 3 and 5 hereof.

      SECTION 1.   Definitions. For all purposes of this Option the following
                   -----------
 terms shall have the meanings indicated:

      A Commission@ shall mean the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

      An Expiration Date@ shall mean ________.

      "Optionholder" shall mean the registered holder or holders of the Option and any related Option Shares.

      "Option" shall mean this Option and any Option issued in exchange, transfer or replacement of this option.

      "Option Shares" shall mean the shares of Common Stock purchased or purchasable by the registered holder of the Option upon exercise hereof pursuant to Section 3 hereof.

      "Purchase Price" shall mean the Purchase Price per share of Common Stock set forth in Section 2.

      "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Transfer" as used in Section 5 shall include any disposition of any Option or Option Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act.

      All terms used in this Option which are not defined in Section 1 have the meanings respectively set forth elsewhere in this Option, or in the Sylvan Learning Systems, Inc., 1997 Sylvan Technology Center (STC) Stock Option Plan.

      SECTION 2.   Purchase Price. The Purchase Price at which Optionholder may
                   --------------
 exercise this Option shall be a price per share equal to $____, subject to adjustment as provided in Section 6 hereof.

      SECTION 3.   Exercise of Option, Etc.
                   -----------------------

      3.1. Number of Shares for Which Option is Exercisable; Exercise Dates;
           --------- -------------------------------------------------------
 Registration. The aggregate number of Option Shares for which this Option may
 ------------
 be exercised prior to its expiration shall be _______, subject to adjustment from time to time for any stock splits, stock dividends or reverse stock splits as provided in Section 6 hereof. This Option shall be exercisable as to thirty-three and one-third percent (33 1/3%) of the Option Shares beginning on __________ and as to an additional 33 1/3% of the Option Shares on ________ of each of the next two succeeding years, on the express condition that on such date(s), the Optionholder shall be operating Sylvan Technology Center #___________ pursuant to a written agreement between the Company and the Optionholder authorizing Optionholder to operate such Sylvan Technology Center.

      3.2.   Procedure for Exercise of Option. To exercise this Option in whole
             --------------------------------
 or in part, the registered holder hereof shall deliver to the Company at its principal executive offices in Baltimore, Maryland (or such other office of the Company in the United States as the Company may designate by notice in writing to the registered holder of this Option) (i) an Option Certificate completed to specify the portion of the Option as to which such holder is electing exercise; provided, however, that no fractional shares of Common Stock shall be issued upon exercise of this Option, so that this Option must be exercised for whole numbers of Common Stock, and, provided further, that the Option may not be exercised for fewer than 100 shares of Common Stock unless the number of shares then available for purchase pursuant to the Option is less than 100, in which case the full number available must be exercised, (ii) cash or a certified or official bank check, payable to the order of the Company, in an amount equal to the then aggregate Purchase Price of the shares of Common Stock being purchased and (iii) if this Option is being exercised in whole or the last fraction of this Option is being exercised, this Option. Upon receipt thereof, such holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder, and the Company shall, as promptly as practicable direct the Transfer Agent for the Common Stock to execute or cause to be executed and deliver to such holder, or as such holder may direct, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Option Certificate. Each stock certificate so delivered shall be in such denomination as may be requested by the registered holder hereof. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to such holder a certificate evidencing the portion of this Option which remains exercisable. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, except that, in case such stock certificates shall be registered in a name or names other than the name of the registered holder of this Option, funds sufficient to pay any stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the registered holder hereof to the Company at the time of delivering this Option to the Company as mentioned above.

      If the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, the Optionholder may pay the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

      3.3.   Transfer Restriction Legend. At the time of exercise of this
             ---------------------------
 Option, each certificate for Option Shares issued upon exercise of this Option shall bear the following legend (and any additional legend required by any securities exchange upon which such Option Shares may, at the time of such exercise, be listed) on the face thereof:

          These securities have not been registered under the Securities Act of 1933 or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel to the Company, an exemption from such registration is available.

      3.4.   Acknowledgment of Continuing Obligation. The Company will, at the
             ---------------------------------------
 time of the exercise of this Option, in whole or in part, upon request of the holder hereof, acknowledge in writing its continuing obligation to such holder in respect of any rights to which such holder shall continue to be entitled after such exercise in accordance with this Option, provided, that the failure of such holder to make any such request shall not affect the continuing obligation of the Company to such holder in respect of such rights.

      3.5.   Character of Option Shares. All shares of Common Stock issuable
             --------------------------
 upon the exercise of this Option shall, upon payment of the applicable Purchase Price, be duly authorized, validly issued, fully paid and non-assessable; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of Common Stock is at all times equal to or less than the then effective Purchase Price.

      3.6  Option Not An Incentive Stock Option.  This Option is not intended to
           ------------------------------------
 qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the ACode@).

      3.7  Withholding Taxes.  Upon exercise of this Option or upon the
           -----------------
 disposition by Optionholder or Optionholder=s permitted successors in interest of shares of Common Stock acquired pursuant to the exercise of this Option, the Company shall have the right to require Optionholder or Optionholder=s permitted successors in interest to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such transaction. Such obligation may be satisfied by delivering to the Company shares of Common Stock having an aggregate fair market value equal to the amount of the required withholding.

      SECTION 4.  Ownership of this Option.
                  ------------------------

      4.1.   Registered Owner. The Company may deem and treat the person or
             ----------------
 entity in whose name this Option is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

      4.2.   Replacement. Upon receipt by the Company of evidence reasonably
             -----------
 satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Option, if mutilated, the Company will make and deliver a new Option of like tenor, in lieu of this Option. This Option shall be promptly cancelled by the Company upon the surrender hereof in connection with any replacement. The Company shall pay all expenses, taxes (other than any stock transfer taxes and income taxes) and other charges payable in connection with the preparation, execution and delivery of any replacement Option pursuant to this Section 4.

      SECTION 5.   Restrictions on Exercise and Transfer.
                   -------------------------------------

      5.1.   Not Transferable.  Notwithstanding any provisions contained in this
             ----------------
 Option to the contrary, this Option shall not be transferable except pursuant to the laws of descent and distribution.

      Notwithstanding any provisions contained in this Option to the contrary, this Option shall not be exercisable except upon the conditions specified in this Section 5, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of such Option or transfer of such Option Shares. The holder of this Option agrees that it will not (i) exercise this Option prior to delivery to the Company of an opinion of such counsel as described in clause (1) of subsection 5.2, or until registration of the related Option Shares under the Securities Act has become effective, or (ii) transfer such Option Shares prior to delivery to the Company of an opinion of such counsel as described in clause (1) of subsection 5.2, or until registration of such Option Shares under the Securities Act has become effective.

      5.2.    Notice of Intention to Exercise; Opinion of Counsel.  The holder
              ---------------------------------------------------
 of this Option agrees that prior to any exercise of this Option or any transfer of the related Option Shares, such holder will give written notice to Company of its intention to effect such exercise and/or transfer, and the Company promptly will seek the opinion of Piper & Marbury, counsel to the Company. as to the necessity or non-necessity for registration under the Securities Act in connection with such exercise and/or transfer. The following provisions shall in apply:

           (1) If in the opinion of such counsel, the proposed exercise and/or proposed transfer of this Option and/or the proposed transfer of such Option Shares may be effected without registration under the Securities Act of this Option and/or such Option Shares, the holder of this Option shall be entitled to exercise or transfer this Option and/or transfer such Option Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to the Company.

           (2) If in the opinion of such counsel, the proposed exercise or transfer of this Option and/or the proposed transfer of such Option Shares may not be effected without registration under the Securities Act of this Option and/or such Option Shares, the holder of this Option shall not be entitled to exercise or transfer this Option and/or transfer such Option Shares until such registration is effective.

      5.3.  Suspension of Right to Exercise.   No part of this Option that is
            -------------------------------
 otherwise exercisable shall be subject to exercise during any period of time that the Optionholder=s STC is not being operated in accordance with the standards and procedures applicable to STC operations, and has been so advised in writing by Sylvan. This includes, but is not limited to, the designation of the Optionholder=s STC for QPIP review and oversight by Sylvan.

      SECTION 6.   Adjustment of Purchase Price.
                   ----------------------------

      6.1  Stock Splits, Stock Dividends and Reverse Splits.   In case at any
           ------------------------------------------------
 time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or issue shares of Common Stock in a stock dividend, or issue shares of capital stock of the Company declared and payable as stock dividends in lieu of the cash dividends, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced and the number of Option Shares purchasable pursuant to this Option immediately prior to such subdivision or dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Option Shares purchasable upon the exercise of this Option immediately prior to such combination shall be proportionately reduced. Except as provided in this subparagraph 6.1, no adjustment in the Purchase Price and no change in the number of Option Shares so purchasable shall be made pursuant to this Section 6 as a result of or by reason of any such subdivision, dividend or combination.

      6.2.     Effect of Reorganizations and Asset Sales.   If any capital
               -----------------------------------------
 reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another Company, or the sale or transfer of all or substantially all of its assets to another Company, or any divisive organization by way of a spin-off. split-up or otherwise, shall be effected in such a way that holders of Common Stock shall become entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such transaction, lawful and adequate provision shall be made whereby each holder of this Option shall thereafter have the right to receive upon the terms and conditions specified herein and in lieu of or in addition to the shares of the Common Stock of the Company immediately theretofore receivable upon exercise of this Option, such shares of stock, securities, assets or other property or cash as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such transaction not taken place; and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and the number of shares issuable upon exercise and for the registration of the Option Shares as provided in Section 5) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Option. The Company shall not effect any such transaction unless prior to or simultaneously with the consummation thereof each successor Company (if other than the Company) resulting from such transaction or the entities or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Optionholder may be entitled to receive, and containing its or their express assumption of the due and punctual performance and observance of every provision of this Option to be performed and observed by the Company and of all (or the appropriate part) of the liabilities and obligations of the Company hereunder.

      6.3.   Accountants' Certificate. Upon each adjustment of the Purchase
             ------------------------
 Price and upon each change in the number of shares of Common Stock issuable upon the exercise of this Option, and in the event of any change in the rights of the holder of this Option by reason of other events herein set forth, then and in each such case, the Company will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Company's Board Directors (who may be the regular auditors of the Company), stating the adjusted Purchase Price and the new number of shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountants certificate to the registered holder of this Option. The certificate of such firm of independent public accountants shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Purchase Price and any such change in the number of such shares so issuable.

      SECTION 7.   Special Agreements of the Company. The Company covenants and
                   --------------------- -----------
 agrees that:

      7.1.   Will Reserve Shares. The Company will reserve and set apart and
             -------------------
 have at all times, free from pre-emptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Option of or of any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations thereunder.

      7.2.   Will Avoid Certain Actions. The Company will  not. by amendment of
             --------------------------
 its Charter or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance of performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Option and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Option against dilution or other impairment.

      7.3. Will Bind Successors.  This Option shall be binding upon any
           --------------------
 corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

      7.4.    Will Seek Registration of Option Shares. The Company will use its
              ---------------------------------------
 reasonable best efforts to cause the Option Shares issued or issuable to the Optionholder upon the due exercise of the Option to be registered for sale under the appropriate provisions of the Securities and Exchange Act of 1934.

      SECTION 8.   Termination/Expiration.
                   -----------------------

      8.1 In the event of the termination of Optionholder=s operation of the STC described in Section 3.1 of this Option Agreement or the termination of the Optionholder=s STC agency relationship with Sylvan for Cause or at the election of the Optionholder, any unexercised portion of this Option, whether then exercisable or not, shall expire in its entirety as of the date of termination. In the event of the termination of Optionholder=s operation of the STC described in Section 3.1 of this Option Agreement or the termination of the Participant=s STC agency relationship with Sylvan due to the Optionholder=s death or disability, or due to the transfer of the STC operation to a successor STC operator/agent, the unexercised portion of this Option shall expire three (3) months after the date of termination, provided, however, that this Option shall be exercisable only to the extent that installments thereof are exercisable as of the date of termination, death, disability, or transfer. This Option shall expire at the end of such three (3) month period to the extent not exercised within that period.

      8.2 Notwithstanding anything to the contrary contained in Section 8.1 above, in no event shall any part of this Option be exercisable after the Expiration Date.

      SECTION 9.    Covenant Not to Compete.  The Optionholder covenants, agrees
                    -----------------------
 and promises that during the term of any agreement between Optionholder and the Company pursuant to which Optionholder is authorized to operate an STC, and for a period of two years thereafter, Optionholder shall not itself deliver or enter into any agreement with any organization engaged in delivery of computer-based tests which are competitive with the tests deliverable in an STC, at any location that is within twenty-five (25) miles of the Optionholder=s STC or any other STC in the United States. Should any part of the restriction contained in this Section 9 be found to be unenforceable by virtue of its scope in terms of area, business activity prohibited or length of time and should such part be capable of being made enforceable by reduction of any or all thereof, the Optionholder and the Company agree that the same shall be enforced to the fullest extent permissible under the law. The running of any period of time specified above in this
 Section 9 shall be tolled and suspended for any period of time in which the Optionholder is found by a court of competent jurisdiction to have been in violation of any such restrictive covenant. The Optionholder expressly agrees that the existence of any claim it may have against the Company shall not constitute a defense to the enforcement by the Company of the covenants in this
 Section 9. The Optionholder acknowledges that the Company's remedy at law for the Optionholder's breach of the covenants contained in this Section 9 would be inadequate and that, accordingly, in such events, the Company shall be entitled to immediate injunctive relief.

      SECTION 10.   Notices. Any notice or other document required or permitted
                    -------
 to be given or delivered to the Optionholder shall be delivered at, or sent by certified or registered mail to:


                     Attn: ________________________


 or such other address as shall have been furnished to the Company in writing by the Optionholder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, Attn: General Counsel, at 1000 Lancaster Street, Baltimore, Maryland 21202, or such other address as shall have furnished to the Optionholder by the Company.

      SECTION 11.   No Rights as Stockholder; Limitation of Liability. This
                    -------------------------------------------------
 Option shall not entitle any holder hereof to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      SECTION 12.  Investment Representation.  Optionholder understands and
                   -------------------------
 agrees that the right to acquire shares of Common Stock pursuant to this Option is granted herein to Optionholder for investment purposes and not for purposes of resale or distribution. Any shares issued to Optionholder upon the exercise of the Option shall be subject to such restrictive provisions as the Board or the Committee may from time to time deem necessary or appropriate in order to ensure compliance with all applicable securities and other laws and rules and regulations.

      SECTION 13.   Law Governing. This Option shall be governed by, and
                    -------------
 construed and enforced in accordance with, the laws of the State of Maryland without regard to the principles of conflict of laws thereof.

      SECTION 14.   Miscellaneous. This Option and any provision hereof may be
                    -------------
 changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. The headings in this Option are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, Sylvan Learning Systems Inc., has caused this Option to be signed by its duly authorized officer under its corporate seal, and to be dated on _____________.

 Corporate Seal                           SYLVAN LEARNING SYSTEMS, INC.


                                      By:
                                      O. Steven Jones
                                      Vice President and General Counsel


 WITNESS:                             OPTIONHOLDER:



                                      Date: